Exhibit 3.45

BY-LAWS

OF

WAPA AMERICA, INC.

SECTION 1. OFFICES

     The principal office of the corporation shall be located at its principal place of business or such other place as the Board of Directors (the “Board”) may designate. The corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the corporation may require from time to time.

SECTION 2. STOCKHOLDERS

     2.1 Annual Meeting

     The annual meeting of the stockholders shall be held the first Tuesday in March in each year at the principal office of the corporation or such other place designated by the Board for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. If the annual meeting is not held on the date designated therefore, the Board shall cause the meeting to be held as soon thereafter as may be convenient.

     2.2 Special Meetings

     The Chairman of Board, the President, the Board or the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting may call special meetings of the stockholders for any purpose.

     2.3 Place of Meeting

     All meeting shall be held at the principal office of the corporation or at such other place within or without the State of Delaware designated by the Board, by any persons entitled to call a meeting hereunder or in a waiver of notice signed by all the stockholders entitled to notice of the meeting.

     2.4 Notice of Meeting

     The Chairman of the Board, the President, the Secretary, the Board, or stockholders calling an annual or special meeting of stockholders as provided for herein, shall cause to be delivered to each stockholder entitled to notice of or to vote at the meeting, either personally or by mail, not less than ten nor more than sixty days before the meeting, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. At any time upon written request of the holders of not less than the number of outstanding shares of the corporation specified in subsection 2.2 hereof and entitled to vote at the meeting of stockholders to be held on such date and at such place and hour as the secretary may fix, not less than ten nor more than sixty days after receipt of said request, and if the Secretary shall neglect or refuse to issue such notice, the person making the request may do so and may fix the date for such meeting. If such notice is mailed, it shall be deemed delivered when deposited in the official government mail properly addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the corporation with postage prepaid. If the notice is telegraphed, it shall be deemed delivered when to content of the telegram is delivered to the Telegraph Company. Notice given in any other manner shall be deemed delivered when dispatched to the stockholder’s address, telephone number or other number appearing on the stock transfer records of the corporation.

     2.5 Waiver of Notice

          2.5.1 Waiver in Writing

     Whenever any notice is required to be given to any stockholder under the provisions of the By-laws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware, as now or hereafter amended (the “DGCL”), a waiver thereof in writing, signed by the person or person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

          2.5.2 Waiver by Attendance

     The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     2.6 Fixing of Record Date for Determining Stockholders

          2.6.1 Meetings

     For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (or the maximum number permitted by applicable law) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to notice of and to a vote at a meeting of stockholders shall be a the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.6.2. Consent to Corporate Action without a Meeting

     For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (or the maximum number permitted by applicable law) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by Chapter 1 of the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by Chapter 1 of the DGCL, the record date for determining stockholders entitled to consent to corporate action is writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

     2.6.3 Dividends, Distributions and Other Rights

     For the purpose of determining stockholders entitled to receive payment of any dividend or to other distribution of allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the relating thereto.

     2.7 Voting List

     At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such a meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder. This list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at such meeting for inspection by any stockholder who is present.

     2.8 Quorum

     A majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the stockholders; provided, that where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less that a quorum.

     2.9 Manner of Acting

     In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the ace of the stockholders, unless the vote of a greater number is required by these By-laws, the Certificate of Incorporation or the DGCL. Where a separate vote by a class or classes is required, if a quorum of such class or classes is present, the affirmative vote of the majority of outstanding shares of such class or classes present in person or represented by proxy a the meeting shall be the act of such class or classes. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

     2.10 Proxies

          2.10.1 Appointment

     Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such authorization may be accomplished by (a) the stockholder or such stockholder’s authorized officer, director, employee or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature or (b) by transmitting or authorizing the transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram or other electronic transmission must either set forth or be accompanied by information from which it can be that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     2.10.2 Delivery to Corporation; Duration

     A proxy shall be filed with the Secretary before of at the time of the meeting or the delivery to the corporation of the consent to corporate action in writing. A proxy shall become invalid three years after the date of its execution unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment.

     2.11 Voting of Shares

     Each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of stockholders shall be entitled to one vote upon each issue.

     2.12 Voting for Directors

     Each stockholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are Directors to be elected and for whose election such as stockholder has a right to vote.

     2.13 Action by Stockholders without a Meeting

     Any action which could be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall (a) be signed by all stockholders entitled to vote with respect to the subject matter thereof (as determined in accordance with subsection 2.6.2 hereof) and (b) be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the records of proceeding of meetings of stockholders. Delivery made to the corporation’s registered office shall be by hand or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by a; stockholders entitled to vote with respect to the subject matter thereof are delivered to the corporation, in the manner required by this Section, within sixty (or the maximum number permitted by applicable law) days of the earliest dated consent delivered to the corporation in the manner required by this Section. The validity of any consent executed by a proxy for a stockholder pursuant to a telegram, cablegram or other means of electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of the stockholders.

SECTION 2. BOARD OF DIRECTORS

3.1 General Powers

The Board shall manage the business and affairs of the corporation.

3.2 Number and Tenure

The Board shall be composed of not less than two nor more than five Directors, the specific number to be set by resolution of the Board. The number of Directors may be changed from time to time by amendment to these By-laws, but no decrease in the number of Directors shall have the effect of shortening any incumbent Director. Unless a Director dies, resigns, or is removed, he or she shall hold office until the next annual meeting of stockholders or until his or her successor is elected, whichever is later. Directors need not be stockholders of the corporation or residents of the State of Delaware.

3.3 Annual and Regular Meetings

     An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders. By resolution, the Board or any committee designated by the Board may specify the time and place either within or without the State of Delaware for holding regular meetings thereof without notice than such resolution.

3.4 Special Meetings

Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or in the case of special Board meetings, any Director and, in the case of any special meeting of the committee appointed by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special meeting called by them.

3.5 Meetings by Telephone

Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

3.6 Notice of Special Meetings

Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally by telephone or in person. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

3.6.1 Personal Delivery

If notice is delivered by personal delivery, the notice shall be effective if delivered to a Director at least two days before the meeting.

3.6.2 Delivery by Mail

If notice is given by personal delivery, the notice shall be deemed effective if deposited in the official government mail properly addressed to a Director at his or her address shown on the records of the corporation with postage prepaid at least five days before the meeting.

3.6.3 Delivery by Private Carrier

If private carrier gives notice, the notice shall be deemed effective when dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

3.6.4 Facsimile Notice

If notice is delivered by wire or wireless equipment which transmits a facsimile of the notice, the notice shall be deemed effective when dispatched at least two days before the meeting to a Director at his or her telephone number or other number appearing on the records of the Corporation.

3.6.5 Delivery by Telegraph

If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company at least two days before the meeting for delivery to a Director at his or her address shown on the records of the corporation.

3.6.6 Oral Notice

If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least two days before the meeting.

3.7 Waiver of Notice

3.7.1 In Writing

     Whenever any notice is required to be given to any Director under the provision of these By-laws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

          3.7.2 By Attendance

The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          3.8 Quorum

A majority of the total number of Director fixed by or in the manner provided in these By-laws or, if vacancies exist on the Board, a majority of the total number of Directors then serving on the Board, provided, however, that such number may not be less than one-third of the total number of Directors fixed by or in the manner provided in these By-laws, shall constitute a quorum for the transaction of business at any Board meeting. If less than majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

          3.9 Manner of Acting

     The act of the majority of the Directors present at a Board or committee meeting at which there is a quorum shall be the act of the committee, unless the By-laws, the Certificate of Incorporation or the DGCL requires the vote of a greater number.

          3.10 Presumption of Assent

     A Director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A Director who voted in favor of such action may not dissent.

          3.11 Action by Board or Committee Without a Meeting

     Any action which could be taken at a meeting of the board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each of the inserted in the minute book as if it were the minutes of a Board or a committee meeting.

     3.12 Resignation

     Any Director may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary or the Board, or to the registered office of the corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     3.13 Removal

     At a meeting of stockholders called expressly for that purpose, one of more members of the Board (including the entire Board) may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of Directors.

     3.14 Vacancies

Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining Director elected to fill a vacancy shall be elected for the unexplored term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board.

     3.15 Committees

3.15.1 Creation an Authority of Committees

     The Board may, by resolution passed by a majority of the number of Directors fixed by or in the manner provided in these By-laws, appoint standing or temporary committees, each committee to consist of one or more Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board establishing such committee or as otherwise provided in these By-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation to be affixed to all papers which require it; but no such committee shall have the power to authority in reference to (a) amending the Certificate of Incorporation (except that a committee may to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 15(a) of the DGCL, fix the designation, preferences or rights of such shares to the extent permitted under Section 141 of the DGCL), (b) adopting an agreement of merger or consolidation under Sections 251 or 252 of the DGCL, (c) recommending to the stockholders the sale, lease or exchange or other disposition of all or substantially all of the property and assets of the corporation of a revocation of a dissolution, or (e) amending these By-laws; and, unless expressly provided by resolution of the Board, no such committee shall have the power of authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

          3.15.2 Minutes of Meetings

     All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in book kept for that purpose.

          3.15.3 Quorum and Manner of Acting

     A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

          3.15.4 Resignation

     Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board, the President, the Secretary, the Board or the Chairman of such committee. Any such resignation shall not be necessary to make it effective.

          3.16 Compensation

     By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 4. OFFICERS

          4.1 Number

     The officers of the corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers and assistant officers, including a Chairman of the Board, may be elected or appointed by the Board, such officers and assistant officers to hold office for such periods, have such authority and perform such duties as are provided in these By-laws or as may be provided by resolution of the Board. The Board may assign any officer any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. The same person may hold any two or more offices.

     4.2 Election Term of Office

     The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns of is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected.

     4.3 Resignation

     Any officer may resign at any time by delivering written notice to the Chairman of the Board, the President, a Vice President, the Secretary or the Board. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.4 Vacancies

     A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

          4.6 Chairman of the Board

     If elected, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and stockholders unless another officer is appointed or designated by the Board as Chairman of such meeting.

          4.7 President

     The President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and stockholders in the absence of a Chairman of the Board and, subject to the Board’s control, shall supervise and control all of the assets, business and affairs of the corporation. The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contract or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these By-laws to some other officer or agent of the corporation or a re required by law to otherwise signed or executed by some other officer or in some other manner. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time.

          4.8 Vice President

          In the event of the death of the President or his or her inability to act, the Vice President (or if there is more that one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President first elected to such office) shall perform the duties of the President, except as may sign with the Secretary or any Assistant Secretary certificates for shares of the corporation. Vice Presidents shall have, to the extent authorized by the President of the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments. Vice-Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board.

          4.9 Secretary

          The Secretary shall be responsible for preparation of minutes of meetings of the Board and stockholders, maintenance of the corporation’s records and stock registers, and authentication of the corporation’s records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Secretary may perform the duties of the Secretary.

          4.10 Treasurer

          If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation in bank trust companies or other depositories selected in accordance with the provision of these By-laws; sign certificates for shares of the corporation; and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

          4.11 Salaries

          Any person or person to whom the Board has delegated such authority shall fix from time to time by the Board or the salaries of the officers. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

          5.1 Contracts

          The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and delivery any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

          5.2 Loans to the Corporation

          No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

          5.3 Check, Drafts, Etc.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

          5.4 Deposits

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board my select.

SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

          6.1 Issuance of Shares

          No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

          6.2 Certificates for Shares

          Certificates representing shares of the corporation shall be signed by the Chairman of the Board or a Vice Chairman of the Board, if any, or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, any of whose signatures may be a facsimile. The Board may in its discretion appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the corporation; and, when such appointment shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued, transfer agent or registrar at the date of the issue. All certificates shall include on their face written notice of any restriction which may be imposed on the transferability of such shares be consecutively numbered or otherwise identified.

          6.3 Stock Records

          The stock transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation’s transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

          6.4 Restriction on Transfer

          Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restriction are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificates, on the reverse of the certificate if a reference to the legend is contained on the face which reads substantially as follows:

“The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or any applicable state law, and no interest therein may be sold, distributed, assigned offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or (c) this corporation otherwise satisfies itself that such transaction is exempt form registration. Neither the offering of the securities nor any offering materials have been reviewed by any administrator under the Securities Act of 1933 or any applicable state law.”

          6.5 Transfer of Shares

          The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of the record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

          6.6 Lost or Destroyed Certificates

          In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

SECTION 7. BOOKS AND RECORDS

          The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.

SECTION 9. SEAL

          The seal of the corporation, if any, shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

SECTION 10. INDEMNIFICATION

          10.1 Right to Indemnification

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the corporation or that being or having been such a Director or officer or an employee of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged in action in an official capacity as such a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including attorney’s fees judgements, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that except as provided in subsection 10.2 hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this subsection 10.1 shall be a contract right and shall include the right to be paid by the corporation the expense incurred in defending any such proceeding in provided, however, that if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this subsection 10.1 or otherwise.

10.2 Right of Indemnitee to Bring Suit

If a claim under subsection 10.1 hereof is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The Indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the Indemnitee is not so entitled.

10.3 Nonexclusivity Rights

The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested Directors, provision of the Certificate of Incorporation or By-laws of the corporation or otherwise. Notwithstanding any amendment to or repeal of this Section, any indemmnitee shall be entitled to indemnification in accordance with the provision hereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

10.4 Insurance, Contracts and Funding

The corporation may insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under DGCL. The corporation, without further stockholder approval, may enter into contracts with any Director, officer, employee or agent in furtherance of the provision of this Section and may create a trust fund grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

10.5 Indemnification of Employees and Agents of the Corporation

The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the corporation with the same scope and effect as the provision of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; agent only if required by the Board.

10.6 Persons Serving other Entities

Any person who is or was a Director, officer or employee of the corporation who is or was serving (a) as a Director or officer of another corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation or (b) in an executive or management capacity in a partnership, joint venture, trust of other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under subsection 10.1 hereof.

SECTION 11. AMENDMENTS OR REPEAL

          These By-laws may be amended or repealed and new By-laws may be adopted by the Board. The stockholders may also amend and repeal these By-laws or adopt new By-laws. All By-laws made by the Board may be amended or repealed by the stockholders. Notwithstanding and amendment to Section 10 hereof or repeal of these By-laws, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to Section 10 hereof, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

SECTION 12 OWNERSHIP OR VOTING BY ALIENS

(a)	As used in these By-laws, the word “Alien” shall be construed to include the following and their representatives: an individual not a citizen of the United States of America; a partnership unless a majority of the partners are citizens of the United States of America and have majority interest in the partnership profits; a foreign government; a corporation, joint-stock company or association organized under the laws of a foreign country; and any other corporation, joint-stock company or association directly or indirectly controlled by one or more of the foregoing.

(b)	Not more than one-fifth of the aggregate number of shares of voting stock of the corporation of any stock outstanding shall at any time be owned of record or voted by or for the account of Aliens.

(c)	The ownership of record of shares of stock by or for the account of Aliens and the citizenship of transferees thereof, shall be determined in conformity with regulation prescribed by the Board. There shall be maintained separate stock records, a domestic record of shares of stock held by citizens and a foreign record of shares of stock held by Aliens.

(d)	Every certificate representing stock issued or transferred to an Alien shall be marked “Foreign Share Certificate”, but under no circumstances shall certificates representing more than one-fifth of the aggregate number of shares of voting stock of any class outstanding at any one time be so marked, nor shall the total amount of voting stock represented by Foreign Share Certificates, plus the amount of voting stock owned by or for the account of Aliens and represented by certificates not so marked, exceed one fifth of the aggregate number of shares of voting of any class outstanding. Every certificate issued not marked “Foreign Share Certificate” shall be marked “Domestic Share Certificate.” Any stock represented by Foreign Share Certificates may be transferred to either Aliens or non-Aliens.

(e)	If, and so long as, the stock records of the corporation shall disclose that one-fifth of the outstanding shares of voting stock of any class is owned by Aliens, no transfer of shares of such class represented by Domestic Share Certificates shall be made to Aliens, and if it shall be found by the corporation that stock represented by a Domestic Share Certificate is, in fact, held by or for the account of an Alien, the holder of such stock shall not be entitled to vote, to receive dividends or to have any other rights, except the right to transfer such stock to a citizen of the United States of America.

(f)	The corporation shall not be owned or controlled directly of indirectly by any other corporation of which any officer or more than one-fourth of the directors are Aliens, or of which more than one-fourth of the stock is owned of record or voted by Aliens.

(g)	The Board may, at any time and from time to time, adopt such other provisions as the Board may deem necessary or desirable to comply with the provisions of Section 301(a) of the Federal Communications Act as now in effect or as it may hereafter from time to time be amended, and to carry out the provisions of this Section 12 and of Article 12 of the Restated Certificate of Incorporation.

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